Exhibit 99.1
Cyxtera Takes Steps to Position Business for Long-Term Success

Receives $50 Million in New Financing from Lenders to Support Ongoing Business Operations; Enters into Restructuring Support Agreement

Reports First Quarter Earnings Results, Demonstrating Consistent Revenue Growth and Operating Momentum

MIAMI – May 4, 2023 – Cyxtera (NASDAQ: CYXT), a global leader in data center colocation and interconnection services, today announced that it has received $50 million in new financing from certain of its lenders, holding over two-thirds of its outstanding term loan (the “Lenders”), to support ongoing business operations. In connection with the new financing, Cyxtera has entered into a Restructuring Support Agreement (“RSA”) with the Lenders to strengthen the Company’s financial position and facilitate the business’s long-term success.

Cyxtera is continuing to operate its unique global platform of highly interconnected data centers with an unwavering focus on providing high-quality services that help its customers around the world transform and scale their businesses.

“We have strong momentum in our business, and demand for our global data center platform remains high,” said Nelson Fonseca, Cyxtera’s Chief Executive Officer. “With the support of our Lenders, we are taking steps to strengthen our financial position and ensure that our business is best positioned for the long term. We are confident in our ability to continue growing our business and creating value for the customers and communities we serve as we work to implement the transactions contemplated by the agreement.”

Mr. Fonseca added, “We thank our customers and partners for their continued support, and we are grateful to our employees for their hard work and commitment to Cyxtera. We look forward to continuing to provide innovative, cloud-like data center services and enabling our customers to meet their evolving business needs.”

Additional Information Regarding the RSA

The terms of the RSA contemplate the Company undertaking a process to pursue a potential sale of the business or a significant investment from a new investor. In connection with this process, the Lenders have agreed to offer long-term financing for potential investors to address existing near-term maturities.

To the extent the process does not result in an acceptable transaction with a third party, as defined by the RSA, the Company would implement a comprehensive financial restructuring and transition majority ownership of the business to the Lenders through an expedited, voluntary court-supervised process under Chapter 11 of the U.S. Bankruptcy Code.

In all scenarios being contemplated, Cyxtera will continue operating and serving customers via its global data center platform with innovative services and the highest levels of support. Additionally, regardless of the path forward, employees will continue receiving their pay and benefits without interruption. The Company will also continue evaluating its data center footprint, consistent with its commitment to optimizing operations.

Cyxtera expects to determine a path forward under the RSA in the coming weeks and will provide an update in due course.

First Quarter 2023 Financial and Business Update

Cyxtera today also reported its financial results for the quarter ended March 31, 2023. Key highlights are as follows:
Q1 2023 Financial Highlights
•Total revenue increased by $14.3 million, or 7.8% year over year, to $196.7 million in the first quarter.
•Recurring revenue increased by $14.7 million, or 8.5% year over year, to $188.4 million in the first quarter.
•Core revenue increased by $18.1 million, or 10.9% year over year, to $184.0 million in the first quarter.
•Net Loss of $325.4 million in the quarter, including a non-cash Goodwill impairment charge of $278.2 million; Transaction Adjusted EBITDA1 increased by $4.7 million, or 8.0%, to $63.3 million in the first quarter.

Carlos Sagasta, Cyxtera’s Chief Financial Officer, said, “Our solid first quarter results underscore the strength of our operations and Cyxtera’s ability to deliver consistent revenue growth. We appreciate the continued patience and support of our suppliers and business partners and look forward to working closely with them to drive our mutual success.”

Additional Information

Additional details regarding the RSA and Cyxtera’s first quarter 2023 financial results will be provided in the Company’s Form 8-K and Form 10-Q, respectively, to be filed with the U.S. Securities and Exchange Commission (the “SEC”). A presentation regarding the Company’s first quarter 2023 financial results, along with supplemental financial information, will also be available on the Cyxtera Investor Relations website at http://ir.cyxtera.com/.

Kirkland & Ellis LLP is serving as legal counsel to Cyxtera, Guggenheim Securities, LLC is serving as financial advisor and AlixPartners, LLP is serving as restructuring advisor.

1 A complete reconciliation of Net Loss to Transaction Adjusted EBITDA is included below.

About Cyxtera

Cyxtera is a global leader in colocation and interconnection services, with a footprint of more than 60 data centers in over 30 markets. With IT infrastructure becoming increasingly hybrid, complex, and distributed, Cyxtera continues to expand its portfolio beyond space and power to deliver more cloud-like and flexible infrastructure solutions across its global data center platform and robust partner ecosystem. Today, Cyxtera provides more than 2,300 enterprise and government customers with the technology solutions they need to scale faster, achieve financial goals, and gain a competitive advantage. For more information, please visit www.cyxtera.com.
Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Cyxtera’s control. Actual results and conditions (financial or otherwise) may differ materially from those indicated in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results and conditions to differ materially from those indicated in the forward-looking statements, including, but not limited to, risks related to Cyxtera’s material indebtedness with near term maturities; Cyxtera’s ability to implement the balance sheet restructuring and other transactions contemplated in the RSA; Cyxtera’s ability to refinance or renew its existing indebtedness on favorable terms or at all; Cyxtera’s ability to access external sources of capital on favorable terms or at all, which could limit Cyxtera’s ability to execute its business and growth strategies; Cyxtera’s ability to maintain its credit ratings; increases in interest rates; fluctuations in energy prices; fluctuations in foreign currency exchange rates in the markets in which Cyxtera operates internationally; inflation; prolonged power outages, shortages or capacity constraints; physical and electronic security breaches and cyber-attacks, which could disrupt Cyxtera’s operations; any failure of Cyxtera’s physical infrastructure or negative impact on its ability to provide its services, or damage to customer infrastructure within its data centers; inadequate or inaccurate external and internal information, including budget and planning data, which could lead to inaccurate financial forecasts and inappropriate financial decisions; Cyxtera’s fluctuating operating results; Cyxtera’s government contracts, which are subject to early termination, audits, investigations, sanctions and penalties; Cyxtera’s reliance on third parties to provide internet connectivity to its data centers; the incurrence of goodwill and other intangible asset impairment charges, such as Cyxtera’s recent impairment of goodwill, or impairment charges to Cyxtera’s property and equipment, which could result in a significant reduction to its earnings; the requirements of being a public company, including maintaining adequate internal controls over financial and management systems; Cyxtera’s ability to manage its growth; volatility of the market price of Cyxtera’s Class A common stock; future sales, or the perception of future sales, of Cyxtera Class A common stock by Cyxtera or its existing securityholders in the public market, which could cause the market price for Cyxtera’s Class A common stock to decline; Cyxtera’s ability to use its United States federal and state net operating losses to offset future United States federal and applicable state taxable income may be subject to certain limitations that could accelerate or permanently increase taxes owed; Cyxtera’s ability to address the significant implementation and operational complexities required to complete a conversion to a REIT, including, without limitation, completing internal reorganizations and modifying accounting and information technology systems, and receiving any necessary stakeholder and other approvals; and risks related to the effects of the COVID-19 pandemic on Cyxtera’s business or future results, including supply chain disruptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the “Risk Factors” disclosed in Cyxtera’s filings with the SEC from time to time. There may be additional risks that Cyxtera does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cyxtera’s expectations, plans or forecasts of future events and views as of the date of this press release. Accordingly, you should not place undue reliance upon any such forward-looking statements in this press release. Neither Cyxtera nor any of its affiliates assume any obligation to update this press release, except as required by law.

Statement Regarding Non-GAAP Financial Measures

This press release contains Transaction Adjusted EBITDA, which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Transaction Adjusted EBITDA represents the measure of EBITDA disclosed to Starboard Value Acquisition Corp. (“SVAC”) in connection with its consideration of the business combination transaction between SVAC and Cyxtera. Cyxtera defines Transaction Adjusted EBITDA as net income (loss) before the following items: depreciation and amortization, interest and other expenses, net, income tax expense (benefit), equity-based compensation, stand-up separation & other, goodwill impairment, restructuring costs & other, straight-line rent adjustment, amortization of favorable / unfavorable leasehold interest & asset retirement obligation accretion, and change in fair value of warrant liabilities. As a Non-GAAP financial measure, Transaction Adjusted EBITDA excludes items that are significant in understanding and assessing Cyxtera’s financial results or position. Therefore, this measure should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Cyxtera’s presentation of this measure may not be comparable to similarly-titled measures used by other companies. You should review the reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures as well as Cyxtera’s unaudited financial statements included in its Quarterly Report on Form 10-Q filed with the SEC and not rely on any single financial measure to evaluate Cyxtera’s business.

CYXTERA TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Net Loss to EBITDA Reconciliation:
Net loss	$(325.4)	(40.9)
Depreciation and amortization	60.0	62.3
Interest and other expenses, net	46.6	38.1
Income tax expense (benefit)	(13.1)	4.1
EBITDA	$(231.9)	$63.6
Adjustments
Equity-based compensation	3.1	3.4
Stand-up separation & other	8.2	0.6
Goodwill impairment	278.2	—
Restructuring costs & other	4.5	1.3
Total Adjustments	294.0	5.3
Adjusted EBITDA	$62.1	$68.9
Transaction Adjustments
Straight-line rent adjustment	0.3	0.6
Amortization of Favorable / Unfavorable Leasehold Interest & ARO accretion	0.9	0.9
Change in fair value of warrant liabilities	—	(11.8)
Total Adjustments	1.2	(10.3)
Transaction Adjusted EBITDA	$63.3	58.6
Note: Numbers may not foot or cross-foot due to rounding
Media Inquiries:
Janice Clayton
press@cyxtera.com

Aaron Palash / Meaghan Repko
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investor Inquiries:
Kwang Edeker
Cyxtera
IR@cyxtera.com